Exhibit 10(lx)

NASDAQ LOGO

The Nasdaq Stock Market, Inc.
1735 K Street, NW
Washington, DC 20006-1500
202 496 2500
Fax 202 496 2699

VIA FACSIMILE & REGULAR MAIL

September 15, 1998

Mr. Kevin Brannon
Chairman and CEO
Frederick Brewing Company
4607 Wedgewood Boulevard
Frederick, MD 21703

Dear Mr. Brannon:

The purpose of my letter is to bring to your attention a concern regarding the continued listing of Frederick Brewing Company's shares of common stock (BLUE) on The Nasdaq SmallCap Market. Based upon the staff's review of the price data covering the last thirty consecutive trade dates, your Company's shares of common stock have failed to maintain a closing bid price greater than or equal to $1.00. To be eligible for continued listing, all securities, the Company's shares of common stock, must maintain a minimum bid price of $1.00./1

We recognize this deficiency may be a temporary situation, and no delisting action with respect to the bid price deficiency will be initiated at this time. Instead, the Company will be provided ninety (90) calendar days in which to regain compliance with the minimum bid price requirement./2 If at anytime within the next ninety calendar days from the date of this letter, the shares of common stock reports a closing bid price of $1.00 or greater for ten consecutive trading days, it will have complied with the minimum bid price requirement.

However, if the Company is unable to demonstrate compliance with the minimum $1.00 bid price on or before the end of the ninety day period December 14, 1998, the Company's securities will be subject to delisting, effective with the close of business on December 14, 1998. To stay the delisting, the Company may request a hearing by the

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1/ Marketplace Rule 43 10(c)(04).
2/ The ninety day period relates exclusively to the bid price deficiency. The Company may be delisted during the ninety day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during the period.
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close of business on December 14, 1998. For more information on the hearing process, please contact the Listing Qualifications Hearing Department at (202) 496-2635.

If you have any questions concerning the compliance issues discussed above, please call me at (202) 496-2669.


Very truly yours,

/s/ Robert J. McCormick
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Robert J. McCormick
Analyst
Nasdaq Listing Qualifications

cc:     Cam Funkhouser
        Market Surveillance